Exhibit No. 21

SUBSIDIARIES OF THE REGISTRANT
------------------------------
Effective as of March 20, 2001

         Name                                          Jurisdiction
         ----                                          ------------

American Biltrite (Canada) Ltd.                        Canada
      200 Bank Street
Sherbrooke, Quebec  J1H  4K3

      also doing business in Canada
      as Produits American Biltrite Ltee


American Biltrite Far East, Inc.                       Delaware
      57 River Street
Wellesley Hills, Massachusetts 02481


American Biltrite Sales Corporation                    Virgin Islands
      57 River Street
Wellesley Hills, Massachusetts 02481


Majestic Jewelry, Inc.                                 Delaware
      57 River Street
Wellesley Hills, Massachusetts 02481


Ocean State Jewelry, Inc.                              Rhode Island
      57 River Street
Wellesley Hills, Massachusetts 02481


Aimpar, Inc.                                           New York
      57 River Street
Wellesley Hills, Massachusetts 02481


ABTRE, Inc.                                            Tennessee
      57 River Street
Wellesley Hills, Massachusetts 02481


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Ideal Tape Co., Inc.                                   Delaware
      1400 Middlesex Street
Lowell, Massachusetts 01851


American Biltrite Intellectual Properties, Inc.        Delaware
      103 Foulk Road   Suite 200
Wilmington, Delaware 19803


K & M Trading (H.K.) Limited                           Hong Kong
      43/F Cheung Kong Center
      2 Queens Road Central
Hong Kong


Congoleum Corporation                                  Delaware
      3500 Quakerbridge Road
Mercerville, New Jersey 08619


ABItalia, Inc.                                         Delaware
      57 River Street
Wellesley Hills, Massachusetts 02481


Abimex, LLC.                                           Delaware
      57 River Street
Wellesley Hills, Massachusetts 02481


ABIcan, Ltd.                                           Canada
      21 Research Road
Toronto, Canada M4G  2G7


Janus Flooring Corporation                             Canada
      21 Research Road
Toronto, Canada M4G 2G7


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